Exhibit 10.46(b)

                      CONTINUING GUARANTY,
              SECURITY AND SUBORDINATION AGREEMENT

                        Table of Contents


1. DEFINED TERMS.  . . . . . . . . . . . . . . . . . . . . . .  1
     1.1 Terms Defined in the Loan Agreement . . . . . . . . .  1
     1.2 Terms Defined in the Uniform Commercial Code.   . . .  2
     1.3 Terms Defined in this Agreement.  . . . . . . . . . .  2

2. GUARANTY OF OBLIGATIONS.. . . . . . . . . . . . . . . . . .  5
     2.1 Continuing Guaranty.. . . . . . . . . . . . . . . . .  5
     2.2 Maximum Guaranty Obligations.   . . . . . . . . . . .  6
     2.3 Guaranty Absolute.  . . . . . . . . . . . . . . . . .  6
     2.4 Consideration; Reliance by Lenders. . . . . . . . . .  8
          2.5  Benefit to Guarantor.   . . . . . . . . . . . .  8
     2.6 Application of Funds. . . . . . . . . . . . . . . . .  8
     2.7 Revival of Obligations.   . . . . . . . . . . . . . .  8

3. PAYMENT OF GUARANTY OBLIGATIONS.. . . . . . . . . . . . . .  9
     3.1 Demand for Payment. . . . . . . . . . . . . . . . . .  9
     3.2 Immediate Recourse Against Guaranty Collateral. . . .  9

4. TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

5. WAIVERS BY GUARANTOR. . . . . . . . . . . . . . . . . . . . 10
     5.1 Primary Obligations.. . . . . . . . . . . . . . . . . 10
     5.2 Remedies with Respect to Collateral.. . . . . . . . . 10
     5.3 Financial Condition of Borrower.. . . . . . . . . . . 10
     5.4 Marshalling.. . . . . . . . . . . . . . . . . . . . . 11
     5.5 Waiver of Notice. . . . . . . . . . . . . . . . . . . 11
     5.6 Subrogation and Reimbursement.. . . . . . . . . . . . 11
     5.7 Limitation on Actions.. . . . . . . . . . . . . . . . 12
     5.8 Extensions, Renewals, and Amendments of
          Obligations. . . . . . . . . . . . . . . . . . . . . 12
     5.9 Business Debt.. . . . . . . . . . . . . . . . . . . . 13
     5.10 No Waiver by Conduct.. . . . . . . . . . . . . . . . 13

6. SUBORDINATION.. . . . . . . . . . . . . . . . . . . . . . . 13
     6.1 Subordination of Debt.. . . . . . . . . . . . . . . . 13
     6.2 Subordination of Security Interest. . . . . . . . . . 13
     6.3 No Collection by Guarantor. . . . . . . . . . . . . . 13
     6.4 Evidence of Indebtedness; Legend. . . . . . . . . . . 14
     6.5 No Sale or Pledge of Subordinated Indebtedness. . . . 14
     6.6 Subordination in Bankruptcy.. . . . . . . . . . . . . 14
     6.7 Assignment of Subordinated Indebtedness.. . . . . . . 14
     6.8 No Modification of Subordinated Indebtedness. . . . . 15


7. SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.1 Grant of Security Interest. . . . . . . . . . . . . . 15
     7.2 Subsequently Acquired Property. . . . . . . . . . . . 16
     7.3 No Interest in Hazardous Materials. . . . . . . . . . 16
     7.4 Security Interests for the Benefit of All Lenders.. . 17
     7.5 General Partnership Interest. . . . . . . . . . . . . 17
     8.1 Authority; Execution. . . . . . . . . . . . . . . . . 18
     8.2 Locations of Offices and Guaranty Collateral. . . . . 18
     8.3 Title to Guaranty Collateral. . . . . . . . . . . . . 18
     8.4 No Other Liens. . . . . . . . . . . . . . . . . . . . 18
     8.5 Perfection and Priority of Security Interest in the
          Guaranty Collateral. . . . . . . . . . . . . . . . . 18
     8.6 No Further Approvals Required.. . . . . . . . . . . . 18
     8.7 Documents Evidencing Subordinated Indebtedness. . . . 19
     8.8 Chief Executive Office; Principal Place of
          Business.. . . . . . . . . . . . . . . . . . . . . . 19
     8.9 Federal Employer Identification Number. . . . . . . . 19
     9.1 Performance of Guaranty Obligations.. . . . . . . . . 19
     9.2 Payment of Indebtedness to Third Parties. . . . . . . 19
     9.3 Payment of Charges and Withholding Taxes. . . . . . . 19
     9.4 Maintenance of Records. . . . . . . . . . . . . . . . 20
     9.5 Disposition of Guaranty Collateral. . . . . . . . . . 21
     9.6 Negative Pledge.. . . . . . . . . . . . . . . . . . . 21
     9.7 Discharge of Liens; Defense of Title. . . . . . . . . 21
     9.8 Further Assurances with Respect to the Guaranty
          Collateral . . . . . . . . . . . . . . . . . . . . . 21
     9.9 Insurance.. . . . . . . . . . . . . . . . . . . . . . 21
     9.10 Damage or Destruction. . . . . . . . . . . . . . . . 22
     9.11 Adverse Changes. . . . . . . . . . . . . . . . . . . 22
     9.12 Right of Inspection. . . . . . . . . . . . . . . . . 23
     9.13 Maintenance of Guaranty Collateral.. . . . . . . . . 23
     9.14 Financial Reporting. . . . . . . . . . . . . . . . . 23
     9.16 Name Changes; Corporate Structure; Location. . . . . 24
     9.17 Use of Other Names.. . . . . . . . . . . . . . . . . 24
     9.18 Compliance with Laws.. . . . . . . . . . . . . . . . 24
     9.19 Limitation on Modification of Accounts.. . . . . . . 24
     9.20 Financing Statements; Perfection.. . . . . . . . . . 24
     9.21 Acquisition of Aircraft, Rolling Stock or
          Certificated Vehicles. . . . . . . . . . . . . . . . 25
     9.22 Delivery of Notes, Documents, Chattel Paper and
          Certificated Securities. . . . . . . . . . . . . . . 25

10. RIGHTS AND POWERS OF AGENT.. . . . . . . . . . . . . . . . 25
     10.1 Appointment and Powers.. . . . . . . . . . . . . . . 25
     10.2 Ratification.. . . . . . . . . . . . . . . . . . . . 27
     10.3 Lenders' Rights; Limitations on Agent's and
          Lenders' Obligations.. . . . . . . . . . . . . . . . 27
     10.4 Collection of Receivables. . . . . . . . . . . . . . 28
     10.5 Verification of Guaranty Collateral. . . . . . . . . 28
     10.6 Performance by Agent of Guarantors' Obligation.. . . 28

11. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . 29
     11.1 Events of Default. . . . . . . . . . . . . . . . . . 29

12. RIGHTS AND REMEDIES UPON DEFAULT.. . . . . . . . . . . . . 30
     12.1 Rights Under the Amended Loan Documents. . . . . . . 30
     12.2 Rights Under Uniform Commercial Code.. . . . . . . . 31
     12.3 Possession of Guaranty Collateral. . . . . . . . . . 31
     12.4 Disposition of Guaranty Collateral.. . . . . . . . . 31
     12.5 Notice of Sale.. . . . . . . . . . . . . . . . . . . 32
     12.6 Collection of Accounts and General Intangibles.. . . 32
     12.7 Proceeds from Disposition of Guaranty Collateral.. . 32
     12.8 Grant of License to Use Patent and Trademark
          Guaranty Collateral. . . . . . . . . . . . . . . . . 33
     12.9 Limitation on Agent's Duty in Respect of Guaranty
          Collateral.. . . . . . . . . . . . . . . . . . . . . 33
     12.10 Remedies Cumulative.. . . . . . . . . . . . . . . . 34
     12.11 Communication with Customers. . . . . . . . . . . . 34
     12.12 No Interference.. . . . . . . . . . . . . . . . . . 34
     12.13 Rights Solely to Protect Security.. . . . . . . . . 34

13. AGENT'S DUTIES AND ROLE. . . . . . . . . . . . . . . . . . 34
     13.1 Powers.. . . . . . . . . . . . . . . . . . . . . . . 34
     13.2 Delegation of Duties.. . . . . . . . . . . . . . . . 35
     13.3 Agent in its Capacity as a Lender. . . . . . . . . . 35
     13.4 Actions in Discretion of Agent; Instructions from
          the Lenders. . . . . . . . . . . . . . . . . . . . . 35
     13.5 Exculpatory Provisions.. . . . . . . . . . . . . . . 35
     13.6 Reimbursement and Indemnification. . . . . . . . . . 36
     13.7 Reliance by Agent. . . . . . . . . . . . . . . . . . 36
     13.8 Resignation of Agent.. . . . . . . . . . . . . . . . 37
     13.9 Exercise of Powers by Agent. . . . . . . . . . . . . 37

14. MISCELLANEOUS PROVISIONS.. . . . . . . . . . . . . . . . . 37
     14.1 Indemnification. . . . . . . . . . . . . . . . . . . 37
     14.2 No Waiver; Cumulative Remedies.. . . . . . . . . . . 37
     14.3 Notices. . . . . . . . . . . . . . . . . . . . . . . 38
     14.4 Survival.. . . . . . . . . . . . . . . . . . . . . . 41
     14.5 Fees and Expenses. . . . . . . . . . . . . . . . . . 41
     14.6 Conflict of Terms. . . . . . . . . . . . . . . . . . 42
     14.7 Severability.. . . . . . . . . . . . . . . . . . . . 42
     14.8 Successors and Assigns.. . . . . . . . . . . . . . . 42
     14.9 Further Assurances.. . . . . . . . . . . . . . . . . 43
     14.10 Miscellaneous Waivers.. . . . . . . . . . . . . . . 43
     14.11 Limitation by Law.. . . . . . . . . . . . . . . . . 43
     14.12 Section Titles. . . . . . . . . . . . . . . . . . . 44
     14.13 Integration; No Other Agreements. . . . . . . . . . 44
     14.14 Governing Law; Consent to Jurisdiction and
           Venue . . . . . . . . . . . . . . . . . . . . . . . 44
     14.15 MUTUAL WAIVER OF JURY TRIAL.. . . . . . . . . . . . 44
     14.16 Counterparts. . . . . . . . . . . . . . . . . . . . 45

                      CONTINUING GUARANTY,
              SECURITY AND SUBORDINATION AGREEMENT

     This Continuing Guaranty, Security and Subordination Agreement ("Agreement") is made as of December 23, 1993, by and among CAI Equipment Leasing IV Corp. ("Guarantor"), a Colorado corporation, and Mellon Bank, N.A., The Chase Manhattan Bank, N.A., First Bank National Association, Horace Mann Life Insurance Company, and CIG & Co., as nominee for Connecticut General Life Insurance Company (collectively, the "Lenders"), and Mellon Bank, N.A., in its capacity as agent for the Lenders ("Agent"), with reference to the following facts:

                         R E C I T A L S

     A. Agent and the Lenders have entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 21, 1992, with Capital Associates International, Inc. ("Borrower"), as amended by Amendment No. 1 to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the "Effective Date" as defined therein and by Amendment No. 2 to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of the "Effective Date" as defined therein (the "Amendment No. 2") pursuant to which the Lenders have agreed to make, and have in fact made, certain loans, extensions of credit and other financial accommodations available to Borrower.

     B.   Guarantor is a wholly-owned subsidiary of Capital Associates, Inc.
   C. Guarantor has agreed to deliver this Agreement to Agent and Lenders in connection with the Lenders' and Agent's agreement to enter into Amendment No. 2 and in consideration of the substantial benefits Guarantor will be receiving from the loans and other financial accommodations of Lenders to Borrower.

                        A G R E E M E N T

          NOW, THEREFORE, in order to induce Agent and the Lenders to continue to make advances and other financial accommodations to or for the benefit of Borrower, and intending to be legally bound hereby, Guarantor, Lenders and Agent hereby agree as follows:

1. DEFINED TERMS.

     1.1 Terms Defined in the Loan Agreement. Unless otherwise defined herein, or unless the context clearly requires otherwise, all terms defined in the Amended and Restated Loan Agreement (as defined below) and used in this Agreement shall have the meanings set forth in the Amended and Restated Loan Agreement.

     1.2 Terms Defined in the Uniform Commercial Code. Unless otherwise defined herein, or unless the context clearly requires otherwise, all terms defined in the UCC (as defined below) shall have the meanings provided therein.

     1.3 Terms Defined in this Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

          (A) "Adjusted Indebtedness" means the present value, as of the date hereof, of Guarantor's known probable liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, but excluding any liabilities under this Agreement. Contingent or unliquidated liabilities shall be valued as of the date hereof at the amount which, in light of all the facts and circumstances existing at such time, represents the amount which could reasonably be expected to become an actual matured liability.

          (B) "Adjusted Net Worth" means the excess of (i) the Fair Saleable Value of Guarantor's assets (excluding only the Demand Note) on the date hereof, over (ii) the amount of Adjusted Indebtedness of Guarantor on the date hereof.

          (C) "Agent" means Mellon Bank, N.A. in its capacity as agent for the Lenders.

          (D) "Agreement" means this Continuing Guaranty, Security and Subordination Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          (E) "Allowed Encumbrances" means the following encumbrances: (i) liens for Federal, state, county, city, municipal, local, or other governmental taxes at the time due and payable by Guarantor to the governmental entities responsible for collecting such taxes, and all levies, assessments, charges, liens, claims or encumbrances arising in connection with the claims for such taxes, upon or relating to the Guaranty Collateral, to the extent that such taxes are (a) not yet due and payable, (b) have not been due and payable for more than thirty (30) days, or (c) are being contested in good faith (subject to the provisions of Section 9.3, below); and (ii) presently existing and hereafter created Liens in favor of Agent.

          (F) "Amended and Restated Intercreditor Agreement" means that certain Second Amended and Restated Intercreditor Agreement dated as of December 21, 1992, among Mellon Bank, N.A., The Chase Manhattan Bank, N.A., First Bank National Association, Horace Mann Life Insurance Company, and CIG & Co., as nominee for Connecticut General Life Insurance Company, including all amendments, modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to such Amended and Restated Intercreditor Agreement as the same may be in effect at the time such reference becomes operative.

          (G) "Amended and Restated Loan Agreement" means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 21, 1992, as amended by Amendment No. 1 to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of the "Effective Date" as defined therein, and by Amendment No. 2 to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of the "Effective Date" as defined therein, and including all other amendments, modifications and supplements thereto, and any appendices, exhibits, or schedules to any of the foregoing, and shall refer to the Amended and Restated Loan Agreement as the same may be in effect at the time such reference becomes operative.

          (H)  "Amendment No. 2" means that certain Amendment
     No. 2 to the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of the "Effective Date," as defined therein, by and among Borrower, Lenders and Agent.

          (I) "Benefit Amount" means the net value of any benefits received or to be received by Guarantor from advances or other extensions of credit under the Amended and Restated Loan Agreement. Such benefits shall include, without implied limitation, (1) the benefits of funds constituting proceeds of loans advanced to or for the benefit of Guarantor by the Lenders or Borrower,
     (2) benefits from the businesses conducted by Borrower and the other subsidiaries and affiliates of Borrower because of, among other things, their combined ability to bargain with other persons, including without limitation their ability to receive the benefits of the credit facilities on favorable terms granted by the Amended and Restated Loan Agreement, which would not have been available to Guarantor alone.

          (J)  "Borrower" means Capital Associates International,
     Inc., a Colorado corporation.

          (K) "Collateral" means all of Borrower's now existing or hereafter arising interest in any and all personal property which is or shall become security for Borrower's Obligations to Agent and the Lenders, including, without limitation, all Collateral and Pledged Property under and as defined in the Amended Joint Security Agreement.


          (L) "Demand Note" means that certain non-negotiable demand note executed by Capital Associates, Inc. in favor of Guarantor, a copy of which is attached hereto as Exhibit A.

          (M) "Fair Saleable Value" of any assets means the amount which may be realized, as of the date hereof within a reasonable time, either through collection of such assets or sale of such assets at the regular market value, understanding "regular market value" to mean the amount which could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

          (N) "Guarantor" means CAI Equipment Leasing IV Corp., a Colorado corporation.

          (O) "Guaranty Collateral" means any and all of Guarantor's interest in the personal property which is or shall become security for the Guaranty Obligations, including, without limitation, the property described in
     Section 7.1 of this Agreement and the Pledged Guaranty Collateral described in Section 7.5 of this Agreement, but not including the Demand Note.

          (P) "Guaranty Obligations" means all obligations and agreements of and covenants to be performed by Guarantor under this Agreement, including, without limitation, all of Guarantor's obligations under Section 2.1 of this Agreement.

          (Q) "Hazardous Materials" shall have the meaning set forth in Section 7.3 of this Agreement.

          (R) "Lender" or "Lenders" means each of Mellon Bank, N.A., The Chase Manhattan Bank, N.A., First Bank National Association, Horace Mann Life Insurance Company, CIG & Co., as nominee for Connecticut General Life Insurance Company, individually and collectively, and, if at any time any such Lender shall be replaced in whole or in part, such replacement as may be designated by such Lender.

          (S)  "Parent" means Capital Associates, Inc., a
     Delaware corporation.

          (T) "Partnership" shall have the meaning assigned to it in Section 7.5.

          (U) "Partnership Interest" shall have the meaning assigned to it in Section 7.5.

          (V) "Pledged Guaranty Collateral" shall have the meaning assigned to it in Section 7.5.

          (W) "Proceeds" shall have the meaning assigned to it in Section 7.5.

          (X)  "Schedule of Collateral Locations" means the
     Schedule of Collateral Locations attached hereto as Exhibit B, listing the locations of all of the Guaranty
     Collateral.

          (Y) "Subordinated Indebtedness" shall have the meaning set forth in Section 6.1.

          (Z) "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the Commonwealth of Pennsylvania; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Guaranty Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          (AA) "Withholding Charges" shall have the meaning set forth in Section 9.3 of this Agreement.

2. GUARANTY OF OBLIGATIONS.

     2.1 Continuing Guaranty. Subject to the provisions of Section 2.2, below, Guarantor hereby unconditionally and irrevocably guarantees to Agent and the Lenders, as primary obligor and not as a surety, (i) the punctual payment and performance of all now existing or hereafter arising Obligations of Borrower to Agent and/or to the Lenders (whether at their stated maturities, upon acceleration, or otherwise); (ii) the punctual payment and performance by any other now existing or hereafter arising guarantor of the Obligations; and (iii) the prompt payment of any and all reasonable expenses, including reasonable attorneys', accountants', appraisers', and other professional fees and expenses incidental to collection of the Guaranty Obligations and/or the enforcement of Agent's and Lender's security interest in the Guaranty Collateral. Guarantor also agrees to pay any amount recovered by Borrower or by any trustee, receiver, liquidator, sequestrator, custodian, or similar officer appointed for Borrower under the Federal Bankruptcy Code or any other state or Federal statute relating to bankruptcy, insolvency, receiverships, assignments for the benefit of creditors, or other debtor relief statutes, from Agent or the Lenders through the exercise of any avoidance power under such statute or any other law relating to preferences, fraudulent conveyances, or other avoidable transfers, together with interest on such amount at the rate specified in the Amended and Restated Loan Agreement from the date of such recovery. Guarantor acknowledges that this is a continuing guaranty agreement and Guarantor expressly promises to pay each and every existing and future extension or renewal of credit by Agent and/or the Lenders to Borrower. Guarantor shall be liable for the Guaranty Obligations regardless of whether the Obligations may, in successive transactions, be paid, repaid, advanced, readvanced, or renewed from time to time.

     2.2 Maximum Guaranty Obligations. Notwithstanding any term or provision hereof to the contrary, the maximum liability of Guarantor to Agent and the Lenders under this Agreement shall not exceed the lesser of (a) Guarantor's Adjusted Net Worth, or (b) Guarantor's Benefit Amount.

     2.3 Guaranty Absolute. This is a guaranty of payment and not merely of collection. Guarantor guarantees that the Guaranty Obligations will be paid strictly in accordance with the terms of this Agreement. Guarantor agrees that its liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be subject to any condition precedent, nor shall the Guaranty Obligations be contingent upon Agent's exercise or enforcement of any remedy it may have with respect to Borrower, the Collateral, any Guaranty Collateral, or any other guaranty or security with respect to the Obligations. Without limiting the generality of the foregoing, the Guaranty Obligations shall remain in full force and effect without regard to and shall not be impaired, affected by, or deemed to be satisfied by, nor shall Guarantor or the Guaranty Collateral be exonerated, discharged, or released by, any of the following events:

          (A) Agent's or Lender's exercise or enforcement of or failure to exercise or enforce, or the impairment or suspension of, any rights or remedies against Borrower or the Collateral or any other guarantor of the Obligations, or any action or inaction of Agent or Lender to perfect or enforce any security interest in the Collateral or the Guaranty Collateral;

          (B)  Insolvency, bankruptcy, reorganization,
     arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up, dissolution of Borrower or any other guarantor of the Obligations; or any discharge of Borrower by operation of law, regardless of the intervention or omission of Agent or the Lenders; or the removal of Borrower or any other guarantor from any state leaving no property therein from which the Obligations might be satisfied;

          (C) Any limitation, discharge, cessation, or partial satisfaction of the liability of Borrower, or of any other guarantor of the Obligations, whether due to any statute, regulation, or rule of law, or otherwise (except payment and performance in full of the Obligations), or any invalidity, voidability, unenforceability in whole or in part of the documents or instruments evidencing the Obligations or any other guaranty of the Obligations;

          (D) Any merger, acquisition, consolidation, or change in structure of Borrower, Guarantor, or any other guarantor of the Obligations; or any sale, lease, transfer, or other disposition of any or all of the assets or shares of Borrower, Guarantor, or any other guarantor of the Obligations;

          (E) Any assignment or other transfer, in whole or in part, of Agent's or of any Lender's interest in the Obligations, the Collateral, the Guaranty Obligations, or the Guaranty Collateral;

          (F) Any claim, counterclaim, setoff, or defense, other than that of prior performance, which Borrower or any other guarantor of the Obligations may have or assert, including, but not limited to, any defense of incapacity, disability, or lack of corporate or other authority to execute any documents relating to the Obligations, the Collateral, or any other guaranty of the Obligations;

          (G) Any cancellation, renunciation or surrender of any debt instrument evidencing the Obligations (other than in connection with the payment and performance in full of the Obligations);

          (H) Agent's or any Lender's exercise or failure or delay in commencing or prosecuting legal proceedings to collect the Obligations or in exercising any power, right, or remedy with respect to the Obligations or the Collateral, including but not limited to Agent's or any Lender's compromise, release, settlement, or waiver with or of Borrower, any other person, the Collateral or the Guaranty Collateral;

          (I) Agent's or any Lender's vote, claim, distribution, election, acceptance, action, or inaction in any bankruptcy or reorganization case related to the Obligations, the Collateral, the Guaranty Obligations, the Guaranty
     Collateral or any other guaranty of the Obligations;

          (J) Any impairment of any Collateral or Guaranty Collateral or invalidity of or failure to perfect Agent's or any Lender's security interest in any Collateral, Guaranty Collateral, or any Lien or security interest held for any other guaranty of the Obligations.

     2.4 Consideration; Reliance by Lenders. Guarantor is entering this Agreement for the purpose of inducing Agent and the Lenders to enter into Amendment No. 2, to grant Borrower's request that Agent and Lenders consent to the formation of Guarantor, to extend credit to Borrower, and to make other concessions to Borrower, which Amendment No. 2, consideration for Borrower's request, credit and other concessions will inure to the benefit of Guarantor and are necessary for the continued operations of Guarantor. Guarantor hereby acknowledges and agrees that any and all financial and other accommodations extended by Agent and the Lenders to Borrower, giving rise to the Obligations, were agreed to by Agent and the Lenders and extended by Agent and the Lenders to Borrower for Borrower's account and for the benefit of Guarantor in reliance upon this Agreement.

     2.5 Benefit to Guarantor. Guarantor acknowledges that it will enjoy significant benefits from the businesses conducted by Borrower because of, among other things, their combined ability to bargain with other persons, including, without limitation, their ability to receive the benefits of the credit facilities on favorable terms granted by the Amended and Restated Loan Agreement, which would not have been available to Guarantor alone. Agent has advised Guarantor that Agent and the Lenders would not be willing to enter into Amendment No. 2, to grant Borrower's request that Agent and Lenders consent to the formation of Guarantor, and to permit the credit facilities extended under the Amended and Restated Loan Agreement to be made available to Guarantor pursuant to the terms of the Amended and Restated Loan Agreement unless Guarantor guarantees the payment of the Obligations in accordance with the terms hereof and Guarantor has determined that it is in its best interests to induce Lender to extend credit pursuant to the Amended and Restated Loan Agreement so that Guarantor can obtain credit on favorable terms (i) because of the desirability to Guarantor of the credit facilities available under the Amended and Restated Loan Agreement, (ii) because Guarantor will engage in transactions jointly with Borrower and other guarantors of the Obligations and (iii) because Guarantor may require and obtain, from time to time, access to funds under the Amended and Restated Loan Agreement which will be used towards meeting the working capital requirements of, or repaying indebtedness of, Guarantor.

     2.6 Application of Funds. Guarantor acknowledges and agrees that upon Guarantor's payment to Agent on behalf of the Lenders of all or part of the Guaranty Obligations after demand therefore, Agent may apply such payment to any portion of the Obligations as Agent and the Lenders in their sole discretion may choose.

     2.7 Revival of Obligations. If Agent and/or the Lenders receive, from any source, payment, in whole or in part, of the Obligations or the Guaranty Obligations, and if any portion of the payment or any portion of Agent's and/or any Lender's interest in any Collateral or Guaranty Collateral is (before or after demand is made hereunder and regardless of whether payment has been made hereunder) declared invalid, set aside, disgorged, returned, refunded, or avoided, or is subject to any setoff or counterclaim, due to any cause of action asserted by Borrower or Borrower's creditors or trustee in bankruptcy, or by Guarantor or Guarantor's creditors or trustee in bankruptcy, including but not limited to any setoff or counterclaim for preference, fraudulent conveyance, breach of contract, or tort, then to the extent of that portion of the payment or Agent's or any Lender's interest in the Collateral or Guaranty Collateral, the Obligations shall be revived and the Guaranty Obligations continued in effect without reduction or discharge for that payment or portion of the Collateral or Guaranty Collateral. The entry of any final judgment or order by a court of competent jurisdiction against Agent or the Lenders, or Agent's good faith settlement with any party (including a determination to comply with a demand made by any party) which has the effect of invalidating or setting aside any interest in the Collateral, or requiring Agent or the Lenders to refund, disgorge, restore or return any such payment or any of the Collateral shall be binding on Guarantor.

3. PAYMENT OF GUARANTY OBLIGATIONS.

     3.1 Demand for Payment. If at any time and for any reason (i) Borrower fails to pay Agent or the Lenders any Obligation, as and when due under the Amended Loan Documents, (ii) any other guarantor of the Obligations fails to pay or perform as and when due under its guaranty of the Obligations, (iii) Guarantor or any other guarantor of the Obligations attempts to revoke or terminate its guaranty of the Obligations, (iv) there is commenced by or against Borrower, Guarantor, or any other guarantor of the Obligations any insolvency or reorganization case or any such person fails generally to pay their respective debts as they fall due or suffers a material adverse change in their business operations or financial condition or (v) Agent or the Lenders declare that an Event of Default exists under any of the Amended Loan Documents, Agent may deliver to Guarantor a demand for payment under this Agreement. Said demand shall be in writing and shall state the approximate dollar amount of the Obligations on the date of said demand. Guarantor shall pay to Agent the amount set forth in the demand within five (5) calendar days after such demand is made.

     3.2 Immediate Recourse Against Guaranty Collateral. In the event Guarantor fails or refuses to pay the Guaranty Obligations by the fifth (5th) calendar day following Agent's demand therefore, Agent may, in addition to any other rights and remedies Agent and/or the Lenders have against Guarantor under this Agreement or applicable law, immediately exercise all rights and remedies against the Guaranty Collateral that Agent has under this Agreement and under applicable law, all of which shall be cumulative and non-exclusive. Guarantor specifically agrees that at any time on or after the date demand is made under this Agreement, Agent may simultaneously give notices with respect to public or private sales or other dispositions of the Collateral and/or the Guaranty Collateral.

4. TERM.

     This is a continuing guaranty and shall remain in effect so long as any portion of the Obligations (including, without limitation, those Obligations that are created or that arise after the date of this Agreement) remains unpaid or unperformed.

5. WAIVERS BY GUARANTOR.

     5.1 Primary Obligations. The Guaranty Obligations are primary obligations of Guarantor and are independent of and different from the Obligations of Borrower to Agent and the Lenders. Guarantor expressly waives the right to require Agent and/or the Lenders to first pursue or exhaust its or their remedies against Borrower, the Collateral, the Guaranty Collateral, or any other security or guaranty which may be held for the Obligations or the Guaranty Obligations, or to apply any such security or guaranty to the Obligations or the Guaranty Obligations, before seeking from Guarantor payment in full of the Guaranty Obligations or proceeding against the Guaranty Collateral. Guarantor shall remain liable for the Guaranty Obligations notwithstanding any judgment Agent and/or the Lenders may obtain against Borrower, or any modification, extension, or renewal with respect thereto.

     5.2 Remedies with Respect to Collateral. Guarantor waives any right to require Agent and/or any Lender to proceed according to any particular method of foreclosure or realization upon the Collateral as to direct the order or manner of foreclosure. Agent and/or the Lenders may, pursuant to applicable law and the terms of the Amended Loan Documents, enforce the security interest in all or any portion of the Collateral by means of one or more public or private sales, as it and/or they may elect, and may exercise whatever rights and remedies it and/or they may have with respect to said Collateral, all without affecting the liability of Guarantor hereunder, notwithstanding the effect of such action upon Guarantor's rights of subrogation, reimbursement, or indemnity, if any, against any Borrower or any other person.

     5.3 Financial Condition of Borrower. Guarantor has entered into this Agreement based solely on its independent investigation of the financial condition of Borrower, and Guarantor assumes full responsibility for obtaining any further information. Guarantor represents that it is now and, during the term of this Agreement, will be fully aware of the financial condition of Borrower. Guarantor hereby waives any duty on the part of Agent or the Lenders, and agrees that it is not relying upon nor expecting Agent or the Lenders, to disclose to Guarantor any fact known or hereafter discovered by Agent or the Lenders relating to the operation or condition of Borrower, or relating to the existence, liability, or financial condition of any other guarantor of the Obligations, notwithstanding any effect such fact may have upon Guarantor's risk hereunder or Guarantor's right to contribution, subrogation, reimbursement, or indemnity. Guarantor knowingly accepts the full range of risk encompassed in a contract of continuing guaranty, which risk includes but is not limited to the possibility that Borrower may incur Obligations to Agent after the financial condition of Borrower or its ability to pay its debts as they mature has deteriorated.

     5.4 Marshalling. Agent and the Lenders shall not be under any obligation to marshall any assets in favor of Guarantor or in payment of any or all of the Obligations or Guaranty Obligations, to proceed first against or exhaust any remedy against Borrower or any property of any Borrower or against any Collateral, to proceed first against any Guaranty Collateral, or to pursue any other remedy in Agent's or the Lenders' power which Guarantor may or may not be able to pursue itself and which may lighten Guarantor's burden, any right to which Guarantor hereby expressly waives. Guarantor waives any right to compel application of the Collateral or the Guaranty Collateral to satisfaction of the Obligations or the Guaranty Obligations.

     5.5 Waiver of Notice. Guarantor hereby waives: (i) presentment, demand, and protest, and notice of presentment, dishonor, or protest, with respect to any instruments or documents relating to the Amended Loan Documents, or the Obligations; (ii) notice of any extension, modification, renewal, or amendment of any of the terms of the Amended and Restated Loan Agreement, any other Amended Loan Document or any other document or agreement relating to the Obligations or any other guaranty of the Obligations; (iii) notice of the occurrence of any Event of Default with respect to the Obligations or the Collateral; and (iv) notice of any exercise or nonexercise by Agent or the Lenders of any right, power, or remedy with respect to the Obligations, the Collateral, or the Guaranty Obligations.

     5.6 Subrogation and Reimbursement. Guarantor hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert any claim against Borrower on account of payments made under this Agreement, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. Guarantor further hereby irrevocably waives any recourse against, right to or benefit of any Collateral, any other guaranty, or any security interest or Lien held therefor. The guaranty provided under this Agreement and Guarantor's payment obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders or the Agent, all as though such payment has not been made. The Lenders' and the Agent's good faith determination as to whether a payment must be restored or returned shall be binding on the Guarantor.

     5.7 Limitation on Actions. The Guaranty Obligations are independent of and different from Borrower's obligations with respect to the Obligations. A separate action or actions may be brought and prosecuted by Agent and/or the Lenders against Guarantor and recourse may be had against the Guaranty Collateral whether or not an action is brought against Borrower and whether or not Borrower or any other guarantor is joined in any such action or actions. Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitation affecting the Obligations and expressly agrees that the running of a period of limitation on, or Agent's and/or the Lenders' delay or omission in, any action by Agent and/or the Lenders against Borrower or for the foreclosure of any Lien or the enforcement of any security interest in the Collateral shall not exonerate or affect Guarantor's obligation to pay and perform the Guaranty Obligations, notwithstanding the effect of the running of any such period of limitation upon Guarantor's rights of subrogation, reimbursement, or indemnity against Borrower, or any other person.

     5.8 Extensions, Renewals, and Amendments of Obligations.

          (A) Guarantor acknowledges it has been provided with copies of, and has had an opportunity to review the Amended and Restated Loan Agreement and the other Amended Loan Documents and agrees that Guarantor undertakes all the risks encompassed in such documents as they may be now or hereafter agreed upon by Agent and/or the Lenders and Borrower.

          (B) Agent and/or the Lenders may, in such manner and upon such terms and at such time as it and/or they choose, and with or without notice to Guarantor, (i) alter, compromise, defer, forebear, extend, renew, modify, amend, accelerate, or change the time or manner of payment of the Obligations, (ii) increase or decrease the rate of interest or other charges with respect to the Obligations, and
     (iii) release, add, or subordinate any guarantor or endorser of Collateral or additional or substituted security for the Obligations, notwithstanding the effect thereof on any of Guarantor's rights or interests.

          (C) Guarantor agrees that its Guaranty Obligations shall not be discharged or exonerated due to, and Guarantor hereby waives and excuses notice of, any amendment, modification, renewal or extension of the Amended and Restated Loan Agreement or of any of the other Amended Loan Documents or any agreements relating to the Obligations or the Collateral between Agent or the Lenders and Borrower.

     5.9 Business Debt. Guarantor agrees that any claim of Agent and/or the Lenders against Guarantor arising out of this Agreement arises out of the conduct by Guarantor of its trade or business.

     5.10 No Waiver by Conduct. No postponement or delay by Agent or the Lenders in the enforcement of any right or remedy hereunder shall constitute a waiver thereof.

6. SUBORDINATION.

     6.1 Subordination of Debt. Guarantor hereby agrees that all obligations and all indebtedness of the Borrower to Guarantor, including any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by the Borrower to Guarantor (collectively, the "Subordinated Indebtedness"), are hereby unconditionally and forever subordinated and postponed and shall be inferior, in all respects, to the Obligations.

     6.2 Subordination of Security Interest. Guarantor hereby agrees that any now existing or hereafter arising Lien against or security interest in any of the assets of Borrower, or any of the assets of any other guarantor of the Obligations, in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Lien or security interest in favor of Agent and/or Lenders in and against the Collateral, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens or security interests.

     6.3 No Collection by Guarantor. Guarantor shall not assert, collect, or enforce any of the Subordinated Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness unless and until the Obligations have been paid and satisfied, in full. Guarantor shall not demand payment of, accelerate the maturity of, or declare a default or event of default under the Subordinated Indebtedness unless and until the Obligations have been paid and satisfied, in full. Guarantor shall not cause or permit Borrower to make or give, and Guarantor shall not receive or accept, payment in any form (direct or indirect, including without implied limitation, by transfer to an Affiliate or Subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, make any transfers in respect of the Subordinated Indebtedness without the express written consent of Agent (which consent may be withheld for any reason in Agent's sole discretion), or give any collateral or other security for the Subordinated Indebtedness. Any payment, transfer, or collateral security so made or given by Borrower and received or accepted by Guarantor, without the express prior written consent of Agent shall be held in trust by Guarantor for Agent and the Lenders and Guarantor shall immediately turn over, in kind, any such payment to Agent for application in reduction of, or (in the case of property other than cash), as security for the Obligations.

     6.4 Evidence of Indebtedness; Legend. In the event that all or any portion of the Subordinated Indebtedness is evidenced or represented by any promissory note or other instrument, Guarantor shall cause each such instrument to be conspicuously marked as follows: "This instrument is subject to the terms of a Continuing Guaranty, Security and Subordination Agreement, dated as of December 23, 1993, in favor of Mellon Bank, as agent, and the Lenders (as defined therein) as the same may be modified, amended, or supplemented from time to time." Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal or interest thereof shall become due or be paid except in accordance with the terms of that agreement." Guarantor shall promptly deliver to Agent true and correct copies of all instruments evidencing the Subordinated Indebtedness.

     6.5 No Sale or Pledge of Subordinated Indebtedness. Unless and until the Obligations have been paid and satisfied, in full, Guarantor shall not sell, transfer, convey, assign, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any portion of the Subordinated Indebtedness.

     6.6 Subordination in Bankruptcy. Guarantor hereby agrees that in the event of any proceeding in bankruptcy, reorganization, receivership, liquidation or dissolution or other proceeding at law or in equity relating to Borrower or Borrower's property, or any distribution of Borrower's assets, Agent and the Lenders shall be first entitled to receive payment in full of the Obligations, including without implied limitation, principal, interest, fees, and expenses, before Guarantor shall be entitled to receive any payment on account of the Subordinated Indebtedness. Agent and the Lenders shall be entitled to receive for application, so far as necessary to satisfy the Obligations, any payment or distribution of any kind or character whether in cash, property, or securities, that may be payable or deliverable in respect of the Subordinated Indebtedness. Agent, on behalf of the Lenders, may, in its sole discretion, enforce the subordination provisions of this Agreement by exercising any right to vote that Guarantor may have in any such proceeding and by filing any claim or proof of claim that Guarantor would be entitled to file in its own name. Guarantor agrees not to file a claim or propose a plan or reorganization in any such proceeding without the prior written consent of Agent.

     6.7 Assignment of Subordinated Indebtedness. This Agreement shall constitute an irrevocable assignment to Agent and the Lenders of the Subordinated Indebtedness together with all of the rights of Guarantor to a distribution of the Borrower's assets on account of the Subordinated Indebtedness. Guarantor shall deliver to Agent the original of any document or instrument evidencing any part of the Subordinated Indebtedness. Agent is hereby authorized and empowered, in its own name, in the name of the Lenders or in the name of Guarantor, to execute and file proofs of claim and documents and take any other action Agent may deem reasonable, convenient, necessary, or advisable at such time to protect completely the interest of the Lenders and the Agent in the Subordinated Indebtedness and to enforce the provisions of this Agreement. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, Agent may, at its option, take any action it deems necessary or appropriate to collect the Subordinated Indebtedness, and may apply any sums so collected to the Obligations. Guarantor shall not commence, prosecute, or participate in any administrative, legal, or equitable action or proceeding against Borrower that might adversely affect Agent, the Lenders or their interests.

     6.8 No Modification of Subordinated Indebtedness. Unless and until the Obligations have been paid and satisfied, in full, Guarantor shall not permit, agree or consent to any changes or modifications to the terms of the Subordinated Indebtedness without the prior written consent of Agent.

7. SECURITY.

     7.1 Grant of Security Interest. To secure the prompt payment and performance of the Guaranty Obligations, and subject to the provisions of
Section 7.3, below, Guarantor hereby grants to Agent, for the benefit of the Lenders, a continuing Lien upon and security interest in all of the following property, whether now existing or hereafter created or acquired, and wherever located (collectively, the "Guaranty Collateral"):

          (A)  all equipment and fixtures;

          (B) all inventory (including, without limitation, property owned by Guarantor and leased to its customers, property sold by Guarantor subject to a retained purchase money security interest in favor of Guarantor, property held by Guarantor in its stock of "off-lease" property, and returned or repossessed property);

          (C) all accounts, contract rights, general intangibles, documents, leases, chattel paper, instruments, notes, drafts, letters or advices of credit, securities, lease rentals, receivables, and other amounts owing to Guarantor, whether or not they arise or are acquired in Guarantor's ordinary course of business;

          (D) all proceeds of the foregoing (including, without limitation, insurance policies and proceeds);

          (E) all guaranties, claims, rights, remedies and privileges relating to any of the foregoing; and

          (F) all securities and general intangibles (including, without limitation, all general partnership interests, limited partnership interests, uncertificated securities, interests in any business or venture of any kind or nature, and all rights to receive payments, distributions, fees or other compensation from or on account of any of the foregoing), and all proceeds of any of the foregoing.

          The Guaranty Collateral described above includes, without limitation, (1) all Pledged Guaranty Collateral, and (2) all management fees, servicing fees and other fees and/or cash generated from or in connection with the operation, management or servicing of the Partnership.

          The foregoing grant of security interest expressly does not include the Demand Note.

     7.2 Subsequently Acquired Property. Any replacements, renewals, or additional personal property hereafter acquired by Guarantor shall immediately become subject to all of the provisions of this Agreement, including, without limitation, the provisions of Sections 9.20, 9.21 and 9.22, below.

     7.3 No Interest in Hazardous Materials. Notwithstanding any provision of this Agreement or any provision of any of the other Amended Loan Documents, Guarantor does not grant, and Agent has not taken, a Lien against or security interest in any Hazardous Materials (as defined below) that Guarantor may now or hereafter own, possess, manage or control.

          As used in this Agreement, the term "Hazardous Materials" means any substance, material or waste which is regulated by any local or regional government authority, any state, or the United States Government, including any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste" or similar designation under any provision of any state or local law, ordinance or regulation, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601).

     7.4 Security Interests for the Benefit of All Lenders. The security interests and Liens in the Guaranty Collateral that are granted and created in favor of Agent under this Agreement shall be held and administered by Agent for the benefit of each of the Lenders, in accordance with the Amended and Restated Intercreditor Agreement.

     7.5  General Partnership Interest.

          (A) Pledge of Partnership Interest. To further secure the prompt payment and performance of the Guaranty Obligations, Guarantor hereby pledges to Agent and grants to Agent, for the benefit of the Lenders, a first priority security interest in the Guarantor's general partnership interest (the "Partnership Interest") in Capital Preferred Yield Fund - III, L.P., a Delaware Limited Partnership (the "Partnership"), and in all certificates, distributions, cash, instruments, securities, fees, rights to payment, accounts, general intangibles and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Partnership Interest (the "Pledged Guaranty Collateral").

          (B) Delivery of Pledged Guaranty Collateral. Guarantor shall promptly instruct the Partnership to note on its books and records the pledge of the Partnership Interest to Agent. With respect to all certificates, distributions, cash, instruments, securities, fees, rights to payment, accounts, general intangibles and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of Guarantor's Pledged Guaranty Collateral (collectively, "Proceeds"), Guarantor shall either (1) hold such Proceeds in trust for the Lenders or (2) pay such Proceeds to Agent for application against the Revolving Credit Facility in accordance with Section 6.37 of the Amended and Restated Loan Agreement.

          (C) Guarantor's Rights with Respect to Pledged Guaranty Collateral. So long as no Event of Default has occurred and is continuing, Guarantor shall have all ownership rights with respect to the Pledged Guaranty Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement and the Amended and Restated Loan Agreement; provided, however, that no action shall be taken by Guarantor which would have the effect of impairing the position or interest of Agent in respect of the Pledged Guaranty Collateral. Upon the occurrence and during the continuation of an Event of Default, Agent shall thereafter be entitled, at Agent's option, to exercise all ownership rights pertaining to the Pledged Guaranty Collateral.

8. REPRESENTATIONS AND WARRANTIES. Guarantor hereby warrants and represents to Agent and the Lenders that:

     8.1 Authority; Execution. Guarantor has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement, and any other agreements, documents or instruments executed in connection herewith or therewith. Guarantor's execution and performance of this Agreement will not constitute, cause or result in any breach or violation of Guarantor's Articles of Incorporation, Bylaws, any contract or other agreement to which Guarantor is a party, or applicable law. Upon execution, this Agreement will constitute a valid, binding obligation of Guarantor to Agent and the Lenders that is enforceable according to its terms and no further consent, ratification or approval is required for this Agreement to be effective.

     8.2 Locations of Offices and Guaranty Collateral. Guarantor's chief executive office, principal place of business, corporate offices, all warehouses and the locations of all of its records concerning the Guaranty Collateral, and other residence or places of business of Guarantor, are set forth fully and accurately on the Schedule of Collateral Locations.

     8.3 Title to Guaranty Collateral. Guarantor is the sole owner of each item of the Guaranty Collateral and has good and marketable title to the Guaranty Collateral free and clear of any and all claims, assessments, encumbrances, Liens, and security interests of any kind or nature, except for the Liens and security interests of Agent and the other Allowed Encumbrances.

     8.4 No Other Liens. No security agreement, chattel mortgage, other security or Lien instrument, financing statement or continuation statement covering all or any part of the Guaranty Collateral is on file or of record in any public office, except such as may have been filed by Guarantor in favor of Agent pursuant to the Amended Loan Documents, this Agreement or any other agreement between Guarantor and the Lenders, or such as relate to other Allowed Encumbrances.

     8.5 Perfection and Priority of Security Interest in the Guaranty Collateral. The security interest granted to the Agent in the Guaranty Collateral under this Agreement is a duly perfected, non-voidable security interest in favor of Agent, for the benefit of the Lenders, and is senior in priority to all other Liens against and security interests in all or any part of the Guaranty Collateral.

     8.6 No Further Approvals Required. No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by Guarantor for the execution, delivery, or performance of this Agreement by Guarantor.

     8.7 Documents Evidencing Subordinated Indebtedness. Guarantor has delivered to Agent the original of all notes or other instruments evidencing the Subordinated Indebtedness in accordance with Section 6.7 and has properly legended all such notes and other instruments in accordance with Section 6.4.

     8.8 Chief Executive Office; Principal Place of Business. Guarantor hereby warrants and represents to Agent and the Lenders that Guarantor's Chief Executive Office is located at 7175 West Jefferson Avenue, Suite 3000, Lakewood, Colorado, 80235 and that its principal place of business is located at 7175 West Jefferson Avenue, Suite 3000, Lakewood, Colorado, 80235. Guarantor shall give Agent prior written notice of any change in either of the foregoing.

     8.9 Federal Employer Identification Number. Guarantor's federal employer identification number is _____________.

9. COVENANTS.

     Guarantor hereby covenants and agrees with Agent and the Lenders that, until the Guaranty Obligations are paid and satisfied, in full:

     9.1 Performance of Guaranty Obligations. Guarantor will pay and perform all of the Guaranty Obligations according to their terms.

     9.2 Payment of Indebtedness to Third Parties. Guarantor will (i) pay and discharge, or cause to be paid and discharged, all its Indebtedness, including the Guaranty Obligations, as and when due and payable, and (ii) to pay and discharge, or cause to be paid and discharged promptly before any thereof shall become in default, all Charges, taxes or other assessments that are imposed on it, its income and profits, or any of its property (real, personal or mixed) whether payable on account of the restructuring transactions contemplated by the Amended and Restated Loan Agreement and the other Amended Loan Documents, the execution, delivery, or performance of this Agreement, the creation of any of the Guaranty Obligations, by reason of any existing or hereafter enacted Federal, state or other regulation or statute, or otherwise, and all lawful claims for material amounts due in respect of labor, materials, supplies and services or otherwise.

     9.3 Payment of Charges and Withholding Taxes. Except as provided below, Guarantor shall pay promptly when due all withholding taxes, whether relating to payment of employee wages or otherwise (collectively, the "Withholding Charges"). Guarantor shall indemnify Agent and the Lenders and shall hold Agent and the Lenders harmless from and against liability in connection with any and all Charges and Withholding Charges (including any amount that may be asserted under Sections 3505 and 6672 of the Internal Revenue Code and comparable provisions under state or local law). In the event that Guarantor fails to pay any such Charges or Withholding Charges or fails to obtain promptly the discharge of such Charges or Withholding Charges, Guarantor shall so advise Agent in writing and, whether or not Guarantor so advises Agent, Agent may, in its sole discretion, without waiving or releasing any obligation of Guarantor or any Default or Event of Default, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto, that Agent deems advisable. All amounts so paid by Agent and any related expenses, including reasonable attorneys' fees, court costs and other charges, shall be payable, upon demand, by Guarantor to Agent and shall be additional Guaranty Obligations secured by the Guaranty Collateral. Except as provided below, Guarantor may in good faith contest, by proper legal actions or proceedings, the validity or amount of any such Charges, Withholding Charges or other claims described in subsection (ii), above, provided that at the time of commencement of any such action or proceeding and during the pendency thereof, adequate reserves with respect thereto are maintained on the books of Guarantor, in accordance with GAAP. If during the pendency of such contest the appropriate taxing authority asserts liability against Agent or against any of the Lenders in relation to the disputed Charge or Withholding Charge, then Guarantor shall, if so required by Agent, immediately pay the disputed liability, and thereafter shall only contest such Charge or Withholding Charge through an alternative method. Notwithstanding anything to the contrary contained in this Section 9.3, Guarantor shall have the right to pay such Charges, Withholding Charges or claims described in subsection (ii), above, and thereafter in good faith contest, by proper legal actions or proceedings, the validity or amount of such Charges, Withholding Charges or claims.

     9.4 Maintenance of Records. Guarantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Guaranty Collateral, including a record of any and all payments received and any and all credits granted with respect to the Guaranty Collateral and all other dealings with the Guaranty Collateral. Guarantor shall mark its books and records pertaining to the Guaranty Collateral to evidence this Agreement and the security interests hereunder. All chattel paper, including all master leases and all equipment schedules (if any), shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Mellon Bank, N.A., as Agent, for the benefit of certain lenders." For Agent's further security, Guarantor agrees that Agent shall have a special property interest in all of such Guarantor's books and records pertaining to the Guaranty Collateral and, upon the occurrence and during the continuation of any Event of Default, Guarantor shall deliver and turn over any such books and records to Agent or to its representatives at any time on demand of Agent.

     9.5 Disposition of Guaranty Collateral. Guarantor shall not lease any of the Guaranty Collateral, other than in the ordinary course of Guarantor's business. Guarantor shall not sell, transfer, exchange assign, or otherwise dispose of any of the Guaranty Collateral, or any rights related thereto, other than in the ordinary course of Guarantor's business, without Agent's prior written consent.

     9.6 Negative Pledge. Except for the Allowed Encumbrances, Guarantor shall not (i) encumber, pledge, mortgage, hypothecate, or grant, create or permit to attach or exist any Lien against or security interest in any of the Guaranty Collateral; (ii) borrow against the Guaranty Collateral from any person, firm or corporation other than the Lenders; (iii) permit any levy, garnishment or attachment to be made against any of the Guaranty Collateral; or (iv) permit any financing statement to be filed with respect to any of the Guaranty Collateral other than financing statements in favor of Agent.

     9.7 Discharge of Liens; Defense of Title. Guarantor shall immediately pay and cause the discharge of any Charges, Liens, taxes or assessments which may be levied upon the Guaranty Collateral. Guarantor shall not create, permit or suffer to exist, and shall defend the Guaranty Collateral against and take such other action as is necessary to remove, any Charge, Lien, security interest, tax, levy or assessment on or against any of the Guaranty Collateral, except for the Allowed Encumbrances. Guarantor shall further indemnify Agent and the Lenders and defend the right, title and interest of Agent and the Lenders(including the security interests of Agent) in and to any of such Guarantor's rights in and to the Guaranty Collateral and in and to the proceeds thereof against the claims and demands of all persons or entities whomsoever. Guarantor shall maintain and preserve Agent's Liens or and security interests in the Guaranty Collateral until such Liens and security interests are realized in accordance with the terms of this Agreement or until all of the Guaranty Obligations are paid and satisfied in full.

     9.8 Further Assurances with Respect to the Guaranty Collateral. Guarantor will, at Guarantor's expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Agent from time to time may request in order to ensure to Agent the benefits, priorities and due perfection of the Liens upon and security interests in and to the Guaranty Collateral intended to be created by this Agreement.

     9.9 Insurance. Guarantor shall maintain insurance policies, with financially sound and reputable companies, insuring (i) to the extent not covered under insurance policies procured by lessees under Leases with Guarantor, its inventory, fixtures, equipment and other tangible properties against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in a similar business, and (ii) Guarantor against liability for personal injury and property damage relating to such inventory, fixtures, and equipment. Such policies are to be in such amounts and against at least such risk as are usually insured against in the same general area by companies engaged in a similar business, and in any event in an amount sufficient to preclude Guarantor from being deemed a co-insurer, and Guarantor shall obtain, at its expense, a lender's loss payable endorsement (form 438 BFU or equivalent) to each such policy for the benefit of Agent and Lenders. If Guarantor's interest in any of the Guaranty Collateral is covered under insurance procured by lessees under any Lease with Guarantor, Guarantor shall (i) cause such lessee to add Agent as an additional insured and loss payee under each such policy to the extent such Lease in an Unfunded lease, and (ii) obtain a lender's loss payable endorsement (form 438 BFU) in favor of Guarantor which Guarantor shall assign to Agent for the benefit of the Lenders. Guarantor shall deliver to Agent,
(a) within 30 days of acquiring any tangible assets, and thereafter as often as Agent may reasonably request, a report of a reputable insurance broker satisfactory to Agent with respect to the insurance on its inventory, fixtures, equipment and other tangible properties and (b) within 30 days of entering into any lease of inventory, equipment or other tangible assets, and thereafter as often as Agent may reasonably request, a report or certificate from the insurance companies of each of its lessees with respect to such lessee's insurance on equipment or other assets leased to such lessee. All insurance with respect to the inventory, fixtures and equipment shall (A) contain a clause which provides that Agent's interest under the policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, Guarantor, or by any change in the title, ownership, or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy and (B) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten (10) days after receipt by Agent of written notice thereof. All such policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Guarantor hereby assigns to Agent all of its right, title and interest in and to any insurance policies insuring the Guaranty Collateral, including all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Agent and authorizes Agent to endorse Guarantor's name on any instrument for such payment.

     9.10 Damage or Destruction. Guarantor will notify Agent of any destruction of or any substantial damage to any of the Guaranty Collateral.

     9.11 Adverse Changes. Guarantor shall promptly notify Agent in writing of any event or condition that has a Material Adverse Effect on Guarantor's financial condition, the value of the Guaranty Collateral, or the rights or remedies of Agent and/or the Lenders in relation to any Guaranty Collateral.

     9.12 Right of Inspection. Upon a written request by Agent to Guarantor, Guarantor shall provide Agent, Lenders and Accountant with full and complete access to all books, records, financial statements and documents requested by Agent, Lenders and/or Accountant (including the books, records, financial statements, and documents of Guarantor's Affiliates, Subsidiaries, and Public Income Funds) to enable Accountant to (i) continue to review Guarantor's business and financial condition, (ii) to monitor the Lenders' and the Agent's Guaranty Collateral, and (iii) to monitor Guarantor's compliance with its Business Plan and with the reporting requirements set forth herein. Agent, Accountant and Lenders, and any of their officers, employees and/or agents shall have the right, exercisable as frequently as Agent, Accountant and Lenders determine to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Agent, Lenders or Accountant), to inspect the properties and facilities of Guarantor and to inspect, audit and make extracts from all of Guarantor's records, financial statements, files and books of account as set forth above. Guarantor shall deliver any document or instrument reasonably necessary for Agent, Lenders or Accountant, as any of them may request, to obtain records from any service bureau maintaining records for Guarantor, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Guarantor or any Subsidiaries. Guarantor shall instruct its banking and other financial institutions to make available to Agent and the Lenders such information and records as Agent or Lenders may reasonably request.

     9.13 Maintenance of Guaranty Collateral. Guarantor shall keep and maintain, and with respect to any Guaranty Collateral leased by Guarantor to a lessee, cause such lessee to keep and maintain, the Guaranty Collateral in good operating condition sufficient for the continuation of the business conducted by Guarantor, and Guarantor shall provide or arrange for all maintenance and service and all repairs necessary for such purpose.

     9.14 Financial Reporting. Guarantor will promptly furnish to each of Agent, the Lenders and Accountant such financial information and reports, as Agent may request from time to time, in form and detail satisfactory to Agent, including, without limitation, financial statements, copies of Federal, state, local and foreign tax returns, and such other information respecting the Guaranty Collateral, and Guarantor's business, financial condition, or prospects as Agent, Lenders or Accountant may, from time to time, request.

     9.15 Material Adverse Change. As soon as practicable, but in any event within one (1) Business Day after Guarantor becomes aware of the existence of any Default or Event of Default, or any development or other information which is likely to have a Material Adverse Effect (as defined in the Amended and Restated Loan Agreement) upon Guarantor, telephonic or facsimile notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

     9.16 Name Changes; Corporate Structure; Location. Guarantor shall not change its corporate name, trade name, corporate structure or form of business organization without Agent's prior written consent. Guarantor will not change its chief executive office, principal place of business, corporate offices, or warehouses or remove such records without giving at least thirty
(30) days prior written notice thereof to Agent, and unless it has taken such action as is necessary to cause the security interest of Agent in the Guaranty Collateral to continue to be perfected to Agent's sole satisfaction.
     9.17 Use of Other Names. Guarantor shall not conduct business, invoice a lessee or other account debtor or maintain its records in any name other than its own proper corporate name.

     9.18 Compliance with Laws. Guarantor shall comply with all Federal, state, and local laws and regulations, orders, decrees and directions of any governmental authority applicable to the Guaranty Collateral or any part thereof, or to the operation of such Guarantor's business, including those relating to licensing and regulation of such Guarantor's business, ERISA, those regarding the collection, payment and deposit of sales, employees' income, unemployment and social security taxes, and those relating to environmental matters.

     9.19 Limitation on Modification of Accounts. Upon the occurrence and during the continuation of any Event of Default, such Guarantor shall not, without Agent's prior written consent, (i) grant any extension of the time of payment of any account, chattel paper, promissory note, instruments or amounts due under any contract or general intangibles; (ii) compromise or settle any of the foregoing for less than the full amount thereof; (iii) release, in whole or in part, any person or entity liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of Guarantor's business.

     9.20 Financing Statements; Perfection. Guarantor, and where appropriate Guarantor's Subsidiaries and Affiliates, shall (i) execute and deliver to the Agent, for filing in all locations and jurisdictions requested by the Agent, UCC-1 Financing Statements covering all of the Guaranty Collateral granted by Guarantor, or Guarantor's Subsidiaries or Affiliates, to Agent under any of the Amended Loan Documents, including without implied limitation, this Agreement, (ii) promptly deliver to the Agent or its designee the original promissory notes executed in connection with or arising from sale leaseback transactions and/or sales of equipment by the Guarantor, together with all corresponding documents including leases and security agreements, and (iii) take such other and further actions as the Agent may request, including the execution of necessary documentation, to protect, preserve or perfect the security interest and Lien of the Agent in the Guaranty Collateral.

     9.21 Acquisition of Aircraft, Rolling Stock or Certificated Vehicles. Guarantor shall notify Agent, in writing, at least thirty (30) days prior to each acquisition or intended acquisition of any aircraft or rolling stock and at least fifteen (15) days prior to each acquisition or intended acquisition of any certificated vehicles. In connection with any such acquisition, Guarantor shall deliver such documents (including, without limitations, any registration certificates or certificates of title) and execute such additional security agreements, financing statements, or other instruments or agreements as Agent, in its sole discretion, may require in order to evidence, perfect or protect Agent's security interest in such aircraft, rolling stock or certificated vehicles.

     9.22 Delivery of Notes, Documents, Chattel Paper and Certificated Securities. Guarantor shall deliver to Agent or its designee all now existing or hereafter created or arising promissory notes, instruments (except for the Demand Note and except for checks which are deposited in the ordinary course of Guarantor's business), documents, chattel paper (including all master leases and all equipment schedules, if any) and certificated securities promptly upon the execution of this Agreement or Guarantor's receipt of any such item, as the case may be, and shall execute such additional security agreements, financing statements, or other instruments or agreements as Agent, in its sole discretion, may require in order to evidence, perfect or protect Agent's security interest in such notes, documents, chattel paper or certificated securities.

10. RIGHTS AND POWERS OF AGENT.

     10.1 Appointment and Powers. Guarantor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Guarantor and in the name of Guarantor or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Guarantor hereby specifically grants to Agent the power and right to do any of the following on behalf of Guarantor, all in the name of Guarantor, in the name of Agent or the Lenders or otherwise, following the occurrence of an Event of
Default:

          (A) Take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under any Guaranty Collateral;

          (B) Continue or obtain any insurance required pursuant to the terms of the Amended and Restated Loan Agreement or this Agreement, and pay all or any part of the premiums therefor and the costs thereof;

          (C) Receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Guaranty Collateral;

          (D) Pay or discharge any charges, taxes, Liens, security interest, or other encumbrances levied or placed on or threatened against the Guaranty Collateral;

          (E) Defend any suit, action or proceeding brought against Guarantor with respect to any Guaranty Collateral if Guarantor does not defend such suit, action or proceeding or if Agent believes that Guarantor is not pursuing such defense in a manner that will maximize the recovery with respect to such Guaranty Collateral;

          (F) Do, at Guarantor's expense, all acts and things which Agent may deem necessary or advisable to preserve, perfect and continue in effect Agent's security interests and Liens in the Guaranty Collateral, including, without limitation, the signing of financing, continuation or other similar statements and notices on behalf of Guarantor.

          (G) Direct any party liable for any payment under or in respect of any of the Guaranty Collateral to make payment of any and all monies due or to become due thereunder, directly to Agent or as Agent may direct;

          (H)  Ask, demand, collect, receive and give
     acquittances and receipts for any and all money due or to become due under any Guaranty Collateral, and take ownership and control of any and all lockboxes and other depository accounts under Guarantor's control by written notice to any bank or other institution maintaining such lockboxes or other depository accounts;

          (I) File any claim or take or commence any other action or proceeding in any court of law or equity or otherwise, as deemed appropriate by Agent for the purpose of collecting any and all monies due under any Guaranty
     Collateral whenever payable;

          (J) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or related to the Guaranty Collateral;

          (K) Settle, compromise or adjust any claim, suit, action, or proceeding, as deemed appropriate by Agent for the purpose of collecting any and all monies due under any Guaranty Collateral, including, without limitation, any such claims or actions relating to any policy of insurance, and in connection therewith, give such discharges or releases as Agent may deem appropriate;

          (L) Commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Guaranty Collateral or any part thereof and to enforce any other right in respect of any Guaranty Collateral;

          (M) License (or, to the extent permitted by an applicable license, sublicense) whether general, specific or otherwise, and whether on an exclusive or non-exclusive basis, any patent, trademark or copyright throughout the world for such term or terms, on such conditions and in such manner as Agent may, in its sole discretion, determine; and

          (N) Sell, transfer, pledge, repair, make any agreement with respect to, or otherwise deal with any of the Guaranty Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Guarantor's expense, at any time, or from time to time, all acts and things which Agent reasonably deems necessary or advisable to perfect, preserve, or realize upon the Guaranty Collateral and Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Guarantor might do.

     10.2 Ratification. Guarantor hereby ratifies, to the extent permitted by law, all that Agent may lawfully do or cause to be done by virtue of the provisions of Section 10.1. The power of attorney granted pursuant to this
Part 10 is a power coupled with an interest and shall be irrevocable until the Guaranty Obligations are paid or otherwise satisfied in full.

     10.3 Lenders' Rights; Limitations on Agent's and Lenders' Obligations. Neither Agent nor any of the Lenders shall have any obligation or liability under any contract, license, permit, or agreement with or in favor of Guarantor by reason of or arising out of this Agreement or the granting to Agent of a security interest therein or the receipt by Agent or any of the Lenders of any payment relating to any such agreement pursuant hereto, nor shall Agent or any of the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of Guarantor under or pursuant to any such agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such agreement, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     10.4 Collection of Receivables. Agent and the Lenders hereby authorize Guarantor to collect its accounts, receivables, leases, chattel paper, general intangibles and other rights to payment, provided that such collection is performed in a prudent and businesslike manner, provided, however, that upon the occurrence and during the continuation of any Event of Default, Agent may, at its option and in its sole discretion and without notice to Guarantor, limit or terminate said authority at any time. If an Event of Default has occurred and is continuing, upon Agent's request, Guarantor shall promptly deliver to Agent all original and other documents evidencing, and relating to any such accounts, receivables, general intangibles or other rights to payment, including, without limitation, all original leases, purchase orders, acceptance certificates, invoices and shipping receipts. Prior to the occurrence of an Event of Default, Guarantor shall deliver photocopies of any and all such documents as Agent may request.

     10.5 Verification of Guaranty Collateral. Agent shall have the right to make test verifications of the accounts and physical verifications and appraisals of the inventory and other Guaranty Collateral in any manner and through any medium that it considers advisable. Guarantor agrees to execute and deliver any instruments or other documents, take all such action and furnish all such assistance and information as Agent may require in order to effectuate the purposes of this Section 10.5.

     10.6 Performance by Agent of Guarantors' Obligation. If Guarantor fails to perform or comply with any covenant or other provision of this Agreement or of any other Amended Loan Document, Agent may itself perform or comply, or otherwise cause performance of or compliance with such covenant or provision, and Guarantor shall reimburse Agent for the reasonable expenses, including attorneys' fees, incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect under the Amended and Restated Loan Agreement. Payments of all reimbursable expenses shall be due and payable not later than thirty (30) days immediately after the date Agent delivers to Guarantor a written statement for such reimbursable expenses. Prior to the occurrence of an Event of Default, Agent shall give Guarantor written notice of any action taken under this Section 10.6 promptly after Agent takes any such action. Following the occurrence of an Event of Default, Agent may take any action permitted under this Section 10.6 without notice to Guarantor.

11. EVENTS OF DEFAULT.

     11.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

          (A) Guarantor fails to pay the Guaranty Obligations, in full, within five (5) days after Agent makes demand pursuant to Section 3.1.

          (B) Guarantor breaches or fails to fully perform any promise, covenant, agreement or undertaking under this Agreement, or any warranty, representation, financial statement, or affirmation set forth herein or given in connection herewith (whether prior to or after the date hereof) proves to be false or misleading when made or given.

          (C)  Guarantor fails to perform any other Guaranty
     Obligation as and when required under this Agreement.

          (D) The occurrence of any breach of or default or Event of Default under the Amended and Restated Loan
     Agreement or any other Amended Loan Document.

          (E) A default or event of default shall occur under any other agreement, document, or instrument to which Guarantor is a party or by which Guarantor or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of Guarantor resulting from any borrowings, loans, advances or the granting of credit, or otherwise, or
     (ii) causes such Indebtedness or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (F) Any representation or warranty made herein, in any Amended Loan Document, in any written statement pursuant thereto or hereto, or in any other report, financial statement, certificate or schedule made or delivered to Agent or Lenders by Guarantor shall be untrue or incorrect in any material respect, as of the date when made or given.

          (G) Any assets of Guarantor having an aggregate book value in excess of $100,000.00 shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Guarantor and shall remain unstayed or undismissed for sixty
     (60) consecutive days; or any Person other than Guarantor shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Guarantor, and such application or proceeding shall remain unstayed or undismissed for sixty (60) consecutive days; or Guarantor shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (H) A case or proceeding shall have been commenced against Guarantor in a court having competent jurisdiction seeking a decree or order in respect of Guarantor (i) under the Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Guarantor or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Guarantor, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (I) Guarantor shall (i) file a petition seeking relief under the Bankruptcy Code, or any other applicable Federal, state or foreign bankruptcy or other similar law,
     (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Guarantor or of any substantial part of its properties,
     (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate or other action in furtherance of any such action.

          (J) Final judgment or judgments for the payment of money in excess of $100,000.00 in the aggregate shall be rendered against Guarantor and the same shall not be
     (i) fully covered by insurance, or (ii) vacated, stayed, bonded, paid or discharged within thirty (30) days and at all times thereafter.

          (K) Any other event shall have occurred which has had a Material Adverse Effect on Guarantor.

12. RIGHTS AND REMEDIES UPON DEFAULT.

     12.1 Rights Under the Amended Loan Documents. In addition to all of its other rights and remedies under this Agreement, Agent shall have all of the rights and remedies set forth in the Amended and Restated Loan Agreement, the other Amended Loan Documents, and any other agreement with Guarantor.

     12.2 Rights Under Uniform Commercial Code. In addition to all of its other rights and remedies under this Agreement, the Amended and Restated Loan Agreement, the other Amended Loan Documents, and any other agreement with Guarantor, Agent shall have all of the rights and remedies of a secured party under the UCC.

     12.3 Possession of Guaranty Collateral. Upon the occurrence of an Event of Default, Agent shall have the right: (i) to enter upon the premises of Guarantor or any other place or places where Guaranty Collateral is located and kept (subject to the rights of lessees under Leases), through self-help and without judicial process, without first obtaining a final judgment or giving Guarantor notice and opportunity for a hearing on the validity of Agent's claim and without any obligation to pay rent; (ii) to prepare, assemble, or process Guaranty Collateral for sale, lease, or other disposition; (iii) to remove Guaranty Collateral to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order to collect or dispose of Guaranty Collateral; (iv) render all or any portion of the Guaranty Collateral unusable in accordance with Section 9-503 of the UCC; and
(v) to require Guarantor to assemble Guaranty Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Guarantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Guaranty Collateral, Agent shall have the right to use or operate Guaranty Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Guaranty Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Guarantor to maintain or preserve the rights of Guarantor as against third parties with respect to Guaranty Collateral while Guaranty Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Guaranty Collateral and to enforce any of Agent's or any of the Lender's remedies with respect to such appointment without prior notice or hearing. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section
13.8 hereof. To the maximum extent permitted by applicable law, Guarantor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Guaranty Collateral.

     12.4 Disposition of Guaranty Collateral. Upon the occurrence of and Event of Default, Agent shall have the right to sell or otherwise dispose of all or any Guaranty Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Such sales may be adjourned and continued from time to time with or without notice. Agent reserves the right to reject any and all bids at any public sale which, in its discretion, it shall deem inadequate. Agent shall have the right to conduct such sales on Guarantor's premises or elsewhere and shall have the right to use Guarantor's premises without charge for such sales for such time or times as Agent deems necessary or advisable. Agent may purchase all or any part of the Guaranty Collateral at public sale or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Guaranty Obligations.

     12.5 Notice of Sale. Guarantor agrees that five (5) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place or any other disposition of Guaranty Collateral is commercially reasonable notification of such matters.

     12.6 Collection of Accounts and General Intangibles. Upon the occurrence and during the continuation of any Event of Default, Agent may at any time revoke Guarantor's right to collect receivables under Section 10.4, and notify some or all of Guarantor's lessees, account debtors, obligors under any instrument, document, contract, agreement or general intangible, or any other person or entity that owes any obligation to Guarantor of any kind or nature, that Guarantor's right, title and interest with respect to any such obligation has been assigned to Agent and that payments shall be made directly to Agent. Upon Agent's request, Guarantor shall so notify any such persons or entities on behalf of and for the benefit of Agent and the Lenders. Whether or not an Event of Default has occurred, Agent may, in its own name or in the name of Guarantor, communicate in writing with any such person or entity to verify, to Agent's satisfaction, the existence, amount and terms of any such obligations. Upon the occurrence and during the continuation of an Event of Default, Agent may, at its sole discretion, take over ownership and control of lockboxes or other depository accounts in the control of Guarantor by giving written notice to the banks or other institutions maintaining such lockboxes or other depository accounts to convert such lockboxes or other depository accounts to Agent's name.

     12.7 Proceeds from Disposition of Guaranty Collateral. The proceeds of any sale, disposition or other realization upon all or any part of the Guaranty Collateral shall be distributed by Agent, upon receipt, in the following manner:

          (a) First, to Agent and each of the Lenders in an amount sufficient to pay in full the reasonable expenses of Agent and each of the Lenders in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Agent and/or the Lenders in connection therewith, including reasonable attorneys' fees;

          (b) Second, to the Lenders, in accordance with their respective interests as set forth in the Amended and Restated Intercreditor Agreement, in an amount equal to the then due and unpaid accrued interest, fees and prepayment premiums, if any, on the Guaranty Obligations;

          (c) Third, to the Lenders, in accordance with their respective interests as set forth in the Amended and Restated Intercreditor Agreement, in an amount equal to the then unpaid principal of the Guaranty Obligations;

          (d) Fourth, to the Lenders, in accordance with their respective interests as set forth in the Amended and Restated Intercreditor Agreement, in an amount equal to any other Guaranty Obligations which are then unpaid;

          (e) Fifth, to the holder of any subordinate security interest in an amount equal to the outstanding obligations secured thereby; and

          (f) Finally, upon payment in full of all of the foregoing, to Guarantor or its representatives or as a court of competent jurisdiction may direct.

Guarantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Guaranty Collateral are insufficient to pay all amounts to which Agent and the Lenders are entitled, Guarantor also being liable for any attorneys' fees or other professional fees and expenses incurred by Agent or the Lenders to collect such deficiency.

     12.8 Grant of License to Use Patent and Trademark Guaranty Collateral. For the purpose of enabling Agent to exercise rights and remedies under this Agreement, Guarantor hereby grants to Agent, for the benefit of the Lenders, an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuation of an Event of Default, and without payment of royalty or other compensation to Guarantor) to use, license or sublicense any patent, trademark, trade secret, or copyright now owned or hereafter acquired by Guarantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

     12.9 Limitation on Agent's Duty in Respect of Guaranty Collateral. Agent shall use reasonable care with respect to the Guaranty Collateral in its possession or under its control. Agent shall not have any other duty as to any Guaranty Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     12.10 Remedies Cumulative. All rights and remedies of Agent arising under this Agreement, the Amended and Restated Loan Agreement, the other Amended Loan Documents, and any other agreement with Guarantor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.

     12.11 Communication with Customers. Guarantor hereby authorizes Agent, Accountant, and their respective representatives upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any lease, contract or other agreement with regard to the assignment of the right, title and interest of Guarantor in and under such agreements and other matters relating thereto and (ii) execute, in connection with the sale provided for in Part 12 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Guaranty Collateral.

     12.12 No Interference. Guarantor agrees that it shall not interfere with or hinder in any way Agent's right and ability under the terms of this Agreement, the Amended and Restated Loan Agreement, any other Amended Loan Document, or applicable law to perfect its Liens and security interests in any item of Guaranty Collateral, to enforce its Liens and security interests in any part of the Guaranty Collateral, and to realize upon the Guaranty Collateral.

     12.13 Rights Solely to Protect Security. The powers conferred on Agent hereunder are solely to protect Agent's interests in the Guaranty Collateral and shall not impose any duty upon it to exercise any such powers. Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither Agent, the Lenders nor any of their respective officers, directors, employees, agents or representatives shall be responsible to Guarantor for any act or failure to act, except for acts constituting gross negligence or willful misconduct.

13. AGENT'S DUTIES AND ROLE

     13.1 Powers. Each Lender hereby irrevocably appoints and authorizes Mellon Bank, N.A. to act as its agent under this Agreement and the other Amended Loan Documents. Agent shall have and may exercise such powers under this Agreement and the other Amended Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in the applicable Amended Loan Documents and shall not by reason of the Amended Loan Documents have a fiduciary relationship with any Lender. Each Lender hereby accepts and agrees to all of the terms and conditions of the Amended Loan Documents.

     13.2 Delegation of Duties. Agent may perform any of its duties under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

     13.3 Agent in its Capacity as a Lender. With respect to Loans made by it, Agent shall have the same rights and powers under this Agreement and the other Amended Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its capacity as a Lender hereunder.

     13.4 Actions in Discretion of Agent; Instructions from the Lenders. Agent agrees, upon the written request or instructions of all the Lenders, to take any action of the type specified as being within Agent's rights, powers, or discretion herein. In the absence of a request or instructions by all the Lenders, Agent shall have authority, in its sole discretion, to take or not to take any such action, unless an Amended Loan Document specifically requires the consent of all the Lenders. Any action taken pursuant to such request or instructions or discretion shall be binding on all the Lenders and on all holders of the Revolving Credit Notes and Term Loan Notes. No Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under the other Amended Loan Documents in accordance with the request or instructions of all Lenders, or in the absence of such request or instructions, in the absolute discretion of Agent, subject to the provisions of Section 13.6.

     13.5 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or in connection herewith except for its or their own willful misconduct or gross negligence. Without limitation on the generality of the foregoing,
Agent: (i) shall not be responsible to Lenders for any recitals, statements, warranties or representations under this Agreement or any agreement or document relative hereto or for the financial conditions of the Guarantor,
(ii) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of this Agreement or any other agreements or any assignments certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant hereto, (iii) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Guarantor or of any of the terms of any agreement by any party hereto and shall have no duty to inspect the property (including the books and records) of the Guarantor, (iv) shall incur no liability under or in respect of this Agreement or Guaranty Collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by Agent to be genuine and signed or sent by the property party, shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the existence of any default or Event of Default, (v) may consult with legal counsel (including counsel for the Guarantor), independent public accountants and other experts selected by Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

     13.6 Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify Agent (to the extent not reimbursed by the Guarantor), in proportion to its Percentage Share of the then existing Maximum Aggregate Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any action taken or omitted by Agent hereunder, provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses, or disbursements (i) if the same results from Agent's gross negligence or willful misconduct, or (ii) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its own expense, or (iii) if the same results from a compromise or settlement agreement entered into without the consent of such Lender. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Percentage Share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement to the extent that Agent is not reimbursed for such expenses by the Guarantor. The reimbursement and indemnity obligation of each Lender shall survive the termination of this Agreement.

     13.7 Reliance by Agent. Agent shall be entitled to rely upon any writing, telegram, telex, or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon opinions of counsel and other professional advisers selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding the foregoing, in determining whether each Lender consents to any action, Agent, in its sole discretion, shall be entitled to rely upon written notice from each Lender or upon telephonic notice from each Lender, which telephonic notice shall be confirmed by such Lender by facsimile transmission on the same day such telephonic notice is given. Any Lender that fails to communicate its consent to any action which, under this Agreement, requires the consent of Lenders, shall be deemed to have consented to such action.

     13.8 Resignation of Agent. Agent may resign as agent at any time in accordance with the provisions of Section 11.9 of the Amended and Restated Loan Agreement.

     13.9 Exercise of Powers by Agent. Each of the Lenders hereby acknowledges and agrees that only Agent shall have the right, power and ability to exercise and enforce the rights and remedies of the Lenders under this Agreement, including, without limitation, the rights and remedies set forth in Part 12 hereof, subject to and in accordance with the terms of the Amended and Restated Intercreditor Agreement.

14. MISCELLANEOUS PROVISIONS.

     14.1 Indemnification. In any suit, proceeding or action brought by Agent relating to any account, chattel paper, lease, contract, general intangible, instrument or document for any sum owing thereunder, or to enforce any provision of any of the foregoing, Guarantor shall save, indemnify and hold Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Guarantor, and all such obligations of Guarantor shall be and remain enforceable against, and only against, Guarantor and shall not be enforceable against Agent or the Lenders. Guarantor further agrees to pay, and to hold Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Guaranty Collateral, in connection with any of the transactions contemplated by this Agreement or, in the enforcement of Agent's or Lender's rights and remedies under this Agreement or applicable law.

     14.2 No Waiver; Cumulative Remedies. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver by Agent shall be valid unless in writing, signed against Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Guarantor.

     14.3 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered (i) in person with receipt acknowledged, (ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and that is confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (A)  If to Agent, at

               Mellon Bank, N.A.
               One Mellon Bank Center, Room 4835
               Pittsburgh, PA  15258-0001
               Attention:  Ms. Brigitte Bouchat
               Facsimile:  (412) 236-1174
               Telephone:  (412) 234-1055

                    with a copy to

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, CA  94111
               Attention:  William P. Weintraub, Esq.
               Facsimile:  (415) 421-7879
               Telephone:  (415) 398-4700

          (B)  If to Lenders, at

               Mellon Bank, N.A.
               One Mellon Bank Center
               Pittsburgh, PA  15258-0001
               Attention:  Ms. Brigitte Bouchat
               Facsimile:  (412) 236-1174
               Telephone:  (412) 234-1055

                    with a copy to

               Murphy, Weir & Butler
               101 California Street, 39th Floor
               San Francisco, CA  94111
               Attention:  William P. Weintraub, Esq.
               Facsimile:  (415) 421-7879
               Telephone:  (415) 398-4700

               First Bank National Association
               First Bank Place
               Minneapolis, MN  55480
               Attention:  Mr. Jack Quitmeyer
               Facsimile:  (612) 343-1514
               Telephone:  (612) 370-5426

                    with a copy to

               Dorsey & Whitney
               2200 First Bank Place East
               Minneapolis, MN  55402
               Attention:  Diane Malfeld, Esq.
               Facsimile:  (612) 340-2778
               Telephone:  (612) 340-2778

               The Chase Manhattan Bank, N.A.
               Special Loan Administration
               1 Chase Plaza, 15th Floor
               New York, NY  10081
               Attention:  Mr. Stanley M. Guralnick
               Facsimile:  (212) 422-6249
               Telephone:  (212) 552-7588

               Horace Mann Insurance Company
               c/o J.P. Morgan Investment Management, Inc.
               522 Fifth Avenue, 6th Floor
               New York, NY  10036
               Attention:  Hamilton Hadden, III
               Facsimile:  (212) 575-0392
               Telephone:  (212) 837-2317

               If by Courier or Overnight Mail:

               CIG & Co.
               c/o CIGNA Investments, Inc.
               900 Cottage Grove Road
               Bloomfield, Connecticut  06002
               Attention:  Private Securities Division

               If by U.S. Mail or Facsimile:

               CIG & Co.
               c/o Cigna Investments, Inc.
               Hartford, CT  06152
               Attention:  Private Securities Division
               Facsimile:  (203) 726-5460
               Telephone:  (203) 726-6000

                    with a copy to

               Day, Berry & Howard
               Cityplace
               Hartford, CT  06103
               Attention:  Thomas R. Wildman, Esq.
               Facsimile:  (203) 275-0343
               Telephone:  (203) 275-0114

          (C)  If to Guarantor, at

               CAI Equipment Leasing IV Corp.
               7175 West Jefferson Avenue
               Suite 3000
               Lakewood, CO  80235
               Attention:  Mr. John F. Olmstead
               Facsimile:  (303) 980-5362
               Telephone:  (303) 980-1000

                    with a copy to

               Ballard, Spahr, Andrews & Ingersoll
               1225 17th Street, Suite 2300
               Denver, CO  80202
               Attention:  John L. Ruppert, Esq.
               Facsimile:  (303) 296-3956
               Telephone:  (303) 292-2400

or at such other address or facsimile transmission number as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient, or three (3) Business Days after deposit in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     14.4 Survival. The representations and warranties of Guarantor in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

     14.5 Fees and Expenses. If, at any time or times, regardless of the existence of a default or an Event of Default, Agent or any of the Lenders shall employ counsel or other professional advisors for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

          (A) any amendment, modification or waiver of, or consent with respect to this Agreement;

          (B) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Guarantor, Borrower or any other Person) in any way relating to this Agreement, the Guaranty Collateral, or any other agreements to be executed or delivered in connection herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Guarantor under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law;

          (C) any attempt to enforce any rights of Agent or any Lender against Guarantor under this Agreement; and/or

          (D) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Guaranty Collateral; then, and in any such event, the reasonable fees of such attorneys and other professional advisors arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 14.5 shall be payable, on demand, by Guarantor to Agent and shall be additional Guaranty Obligations. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: attorneys' fees, paralegal fees, costs and expenses; accountants' fees, costs and expenses; appraisers' fees, costs and expenses; consultants' fees, costs and expenses, (including, fees incurred to locate, hire and to retain such consultants); court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services. Without limiting the generality of the foregoing, in the event Agent or the Lenders pay any amount with respect to a third party's Lien or claim of Lien against Guaranty Collateral in order to protect Agent's or Guarantor's interest in such Guaranty Collateral, the amount paid may, at Agent's discretion, be included in the Guaranty Obligations. Guarantor acknowledges that Accountant will be providing ongoing services to the Agent and Lenders throughout the term of this Agreement, including the monitoring and auditing of Guaranty Collateral and the various reports and financial information delivered by Guarantor to the Agent and Lenders pursuant to the terms of this Agreement, and Guarantor consents to such ongoing services. In that regard, Guarantor shall have the right to attempt to negotiate fee arrangements with the Agent and Accountant with respect to particular future services to be provided by Accountant; provided, that if Guarantor cannot reach an agreement with the Agent and Accountant with respect thereto, Guarantor shall pay to the Agent all fees and costs incurred by the Agent and the Lenders in connection with the services provided by Accountant. Payments of all fees and reimbursable expenses shall be due not later than thirty (30) days immediately after the date after Agent delivers to Guarantor a written statement for such fees or such reimbursable expenses, as the case may be.

     14.6 Conflict of Terms. If any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Amended and Restated Loan Agreement, the provision contained in the Amended and Restated Loan Agreement shall govern and control, and this Agreement shall be deemed reformed accordingly. If the provisions of one agreement give the Agent and/or the Lenders greater or broader rights than the provisions of the other agreement, these provisions shall not be deemed to be inconsistent or in conflict, and Agent and the Lenders shall have the full benefit of the greater or broader provisions.

     14.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.8 Successors and Assigns. This Agreement and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (which successors and assigns shall include a trustee in bankruptcy for Guarantor), and shall, together with the rights and remedies of Agent and the Lenders hereunder, inure to the benefit of Agent and the Lenders, all future holders of the Guaranty Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranty Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Agent hereunder.

     14.9 Further Assurances. At any time and from time to time, upon the written request of Agent, and at the sole expense of Guarantor, Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any license, contract or other legal or equitable right held by Guarantor or in which Guarantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Loan Document, (iii) transferring Guaranty Collateral to Agent's possession (if such Guaranty Collateral consists of chattel paper or if a security interest in such Guaranty Collateral can be perfected only by possession, or, if requested by Agent), (iv) placing the interest of Agent as lienholder on the certificate of title of any vehicle owned by Guarantor, and
(v) using its best efforts to obtain agreements from landlords and mortgagees acceptable to Agent in form and substance. Guarantor also hereby authorizes Agent to file any such financing or continuation statement without the signature of Guarantor to the extent permitted by applicable law. In addition, Guarantor agrees that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. If any amount payable under or in connection with any of the Guaranty Collateral is or shall become evidenced by any instrument, such instrument, other than checks received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent immediately upon Guarantor's receipt thereof.

     14.10 Miscellaneous Waivers. Except as otherwise specifically provided herein, Guarantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Guaranty Collateral.

     14.11 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

     14.12 Section Titles. The section titles contained in this Pledge and Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     14.13 Integration; No Other Agreements. This Agreement sets forth the entire agreement between and among Guarantor, Agent and the Lenders with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes all prior discussions, correspondence, agreements in principle, term sheets and other oral or written communications between any of the parties hereto, including, without limitation, the Existing Guaranties and the Existing Subordination Agreement. Guarantor hereby acknowledges that, in entering into this Agreement, Guarantor is not relying on any promise, statement, representation, or understanding that is not expressly set forth in this Agreement.

     14.14 Governing Law; Consent to Jurisdiction and Venue. Except as otherwise expressly provided in any of the Amended Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the other Amended Loan Documents, and the Obligations arising hereunder and thereunder, shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Guarantor, AGENT AND LENDERS CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF ALLEGHENY, COMMONWEALTH OF PENNSYLVANIA. Service of process on Guarantor, Agent or any Lender in any action arising out of or relating to any of the Amended Loan Documents shall be effective if mailed to such party at the address listed in Section 14.3 of this Agreement. Nothing herein shall preclude Agent, any Lender, or Guarantor from bringing suit or taking other legal action in any other jurisdiction.

     14.15 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE AMENDED AND RESTATED LOAN AGREEMENT OR ANY OF THE OTHER AMENDED LOAN DOCUMENTS.

     14.16 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


GUARANTOR:                                   AGENT:

CAI EQUIPMENT LEASING IV CORP.               MELLON BANK, N.A.

By:   /s/John F. Olmstead                     By:   /s/Brigitte R. Bouchat
      ----------------------------                  -------------------------
- - --
      John F. Olmstead                              Brigitte R. Bouchat
Its:  President                               Its:  Vice President


LENDERS:

MELLON BANK, N.A.                           HORACE MANN LIFE INSURANCE
COMPANY
                                            By J.P. Morgan Investment
                                            Management Inc., as
                                            Investment Manager

By:   /s/Brigitte R. Bouchat                By:   /s/E. Clifford Cole
      ----------------------------                ---------------------------
      Brigitte R. Bouchat                         E. Clifford Cole
Its:  Vice President                        Its:  Vice President


THE CHASE MANHATTAN BANK, N.A.              CIG & CO., as Nominee for
                                            CONNECTICUT GENERAL LIFE
INSURANCE                                                COMPANY

By:   /s/Stanley M. Guralnick               By:   /s/James F. Coggins, Jr.
      ----------------------------                ---------------------------
Its:  Vice President                        Its:  Partner


FIRST BANK NATIONAL ASSOCIATION

By:   /s/Jack L. Quitmeyer
      ----------------------------
Its:  Vice President